UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT
SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No. ______)

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

AEROGROW INTERNATIONAL, INC.
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies: Common Stock, par value $.001 per share

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid: none.

(2)	Form, Schedule or Registration Statement No.: 14C

(3)	Filing Party: AeroGrow International, Inc.

(4)	Date Filed:

AEROGROW INTERNATIONAL, INC.
6075 Longbow Drive, Suite 200,
Boulder, Colorado  80301
(303) 444-7755
Dear Stockholder:

         We are furnishing this Information Statement to the holders of the Common Stock of AeroGrow International, Inc., a Nevada corporation (the "Company"), in connection with the determination of our Board of Directors that it is in the best interest of the Company and our shareholders to undertake the following corporate actions (collectively the “Shareholder Actions”):

•
Increase our authorized shares from 500,000,000 shares of common stock to 750,000,000 shares of common stock (the “Share Increase”).  Our authorized capital of 20,000,000 shares of preferred stock will remain unchanged.  The increase in authorized common stock will be effected by an amendment to our Articles of Incorporation, as amended.

•
Amend the Certificate of Designations of Series A Convertible Preferred Stock (the “Certificate of Designations”) to reduce the conversion price from $0.18 per share to $0.09 per share, conditioned upon a majority-in-interest of the holders of the Series A Convertible Preferred Stock (“Series A Preferred”) consenting to the conversion of all shares of Series A Preferred into shares of common stock at the reduced conversion price;

•
Authorize the Board of Directors to undertake a Reverse Split (the “Reverse Split”) of all outstanding securities by a factor of up to one-for-three hundred  (1-for-300) at such time and by such a factor, within the forgoing limits, as the Board of Directors shall determine.  Fractional shares will be rounded up to the nearest whole.

The Shareholder Actions are being undertaken as part of a broader capital restructure of the Company as described under the caption “Summary Information In Question And Answer Format” in this Information Statement.

As permitted by Nevada law and our Articles of Incorporation, as amended, the Company has received written consents from the holders of 90.86% of our issued and outstanding shares of Series A Convertible Preferred Stock and 64.98% of the voting power of Common Stock, including the voting power of the Series A Preferred on an as-if-converted basis, (collectively our “Majority Shareholders”) approving the Shareholder Actions.

Shareholders of the Company are not entitled to exercise dissenters’ rights in connection with the Shareholder Actions.

The Shareholder Actions described in this Information Statement will not become effective until at least 20 calendar days following the date of mailing of this Information Statement to our Shareholders.

SHAREHOLDERS ARE NOT BEING ASKED FOR PROXIES TO VOTE THEIR SHARES WITH RESPECT TO THE INCREASE IN SHARE AUTHORIZATION. NO PROXY CARD HAS BEEN ENCLOSED WITH THIS INFORMATION STATEMENT AND NO MEETING OF SHAREHOLDERS WILL BE HELD TO CONSIDER THE SHAREHOLDER ACTIONS.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         This Information Statement is being provided to you pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended. It contains a description of the Shareholder Actions, as well as summary information regarding the transactions covered by the Information Statement. We encourage you to read the Information Statement thoroughly. You may also obtain information about us from publicly available documents filed with the Securities and Exchange Commission. We may provide only one copy of the Information Statement to Shareholders who share an address, unless we have received instructions otherwise. If you share an address, your household has received only one copy of this Information Statement and you wish to receive another copy, please contact our corporate secretary at the address or telephone number above. If you have received multiple copies and only wish to receive one copy of our SEC materials, you also may contact us at the address and phone number above.

                                    Very truly yours,

                                    Jack J. Walker
                                    Chairman

AEROGROW INTERNATIONAL, INC.

INFORMATION STATEMENT

INFORMATION STATEMENT
AEROGROW INTERNATIONAL, INC.
6075 Longbow Drive, Suite 200,
Boulder, Colorado  80301
(303) 444-7755
Introduction

         This Information Statement is being furnished to the Shareholders of AeroGrow International, Inc., a Nevada corporation (the "Company"), in connection with the prior approval by our Board of Directors and the approval by written consent of the Majority Shareholders of the following Shareholder Actions:

•
Increase our authorized shares from 500,000,000 shares of common stock to 750,000,000 shares of common stock (the “Share Increase”).  Our authorized capital of 20,000,000 shares of preferred stock will remain unchanged.  The increase in authorized common stock will be effected by an amendment to our Articles of Incorporation, as amended.

•
Amend the Certificate of Designations of Series A Convertible Preferred Stock (the “Certificate of Designations”) to reduce the conversion price from $0.18 per share to $0.09 per share, conditioned upon a majority-in-interest of the holders of the Series A Convertible Preferred Stock (“Series A Preferred”) consenting to the conversion of all shares of Series A Preferred into shares of common stock at the reduced conversion price;

•
Authorize the Board of Directors to undertake a Reverse Split (the “Reverse Split”) of all outstanding securities by a factor of up to one-for-three hundred  (1-for-300) at such time and by such a factor, within the forgoing limits, as the Board of Directors shall determine.  Fractional shares will be rounded up to the nearest whole.

         The Board of Directors believes that consummation of the Shareholder Actions is in the best interests of the Company and its Shareholders. Accordingly, on January 17, 2012, the Board unanimously approved the Shareholder Actions and directed that they be submitted for stockholder approval.

         Under Nevada law and our Articles of Incorporation, as amended, the affirmative vote of a majority of the votes entitled to be cast by holders of all shares of the Company's Common Stock, par value $.001 per share ("Common Stock"), outstanding as of the close of business on March 1, 2012, (the “Record Date”) is required to approve the Shareholder Actions. Under our Articles of Incorporation, as amended, each share of Common Stock is entitled to one vote per share. As of March 1, 2012, there were outstanding 19,744,160 shares of Common Stock and 7,526 shares of Series A Preferred Stock, representing a total of 19,744,160 votes of Common Stock and 43,322,221 votes of Series A Preferred Stock before giving effect to the amendment to the Certificate of Designations included in the Shareholder Actions. As permitted by the Nevada Revised Statutes, on March 1, 2012, the Company received a written consent in lieu of a meeting of Shareholders from holders of 1,480,337 shares of our common stock and shareholders owning an aggregate of 6,838 shares of our Series A Preferred Stock representing 64.98% of the total Common Stock voting rights and 90.86% of the total Series A Preferred Stock voting rights approving the Shareholder Actions.

SHAREHOLDERS ARE NOT BEING ASKED FOR PROXIES TO VOTE THEIR SHARES WITH RESPECT TO THE SHAREHOLDER ACTIONS. NO PROXY CARD HAS BEEN ENCLOSED WITH THIS INFORMATION STATEMENT AND NO MEETING OF SHAREHOLDERS WILL BE HELD TO CONSIDER THE SHAREHOLDER ACTIONS.

         The Shareholder Actions will not become effective until at least 20 calendar days following the date of mailing of this Information Statement to our Shareholders.

         This Information Statement is furnished for the purposes of informing Shareholders, in the manner required under the Securities Exchange Act of 1934, as amended, of the Shareholder Actions before they are consummated. This Information Statement is first being mailed on or about March __, 2012 to holders of record of Common Stock as of the close of business on March 1, 2012.

Summary Term Sheet

         This Information Statement is being furnished to the Shareholders of AeroGrow International, Inc., a Nevada corporation, in connection with the prior approval by our Board of Directors, and the approval by written consent of a majority of our Shareholders, for the Share Increase, the amendment to the Certificate of Designations and the Reverse Split. Throughout this Information Statement, we shall refer to the Share Increase, the amendment to the Certificate of Designations and Reverse Split as the “Shareholder Actions.” The terms "we," "our," and the "Company" in this Information Statement refer to AeroGrow International, Inc.  References to "you" are to the Shareholders of AeroGrow International, Inc.

A NOTE ABOUT FORWARD-LOOKING STATEMENTS

         This Information Statement contains certain forward-looking statements, including statements regarding our "expectations," "beliefs," "goals," "hopes," "strategies," and the like. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of invoking those safe harbor provisions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that are subject to change at any time and from time to time and that could cause our actual results, performance or achievements to differ materially from our expectations of future results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results or developments to differ materially from those described in or contemplated or implied by such forward-looking statements include, without limitation, the risk that the assumptions upon which the forward-looking statements are based ultimately may prove to be incorrect or incomplete, as well as other risks and uncertainties that are described in the Company's filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future events or results. Except as may be required under federal law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur.

Summary Information In Question And Answer Format

         The following information in question and answer format, summarizes many of the material terms of the Company's proposed Shareholder Action.   For a complete description of the terms and conditions of the Shareholder Action, you are advised to carefully read this entire Information Statement and the other documents referred to herein.

What Vote Is Required To Approve The Shareholder Actions?

Approval of the Share Increase and Reverse Split requires the affirmative vote of the holders of not less than a majority of the Company's outstanding common stock and Series A Preferred Stock, voting together as a single class of voting securities; and the affirmative vote of the holders of not less than a majority of the outstanding Series A Preferred Stock, voting as a separate class. Approval of the amendment to the Certificate of Designations requires the affirmative vote of not less than a majority of the outstanding Series A Preferred Stock.

What Constitutes A Majority Of The Company's Outstanding Common Stock and Preferred Stock?

         On March 1, 2012, the Company had 19,744,160 shares of Common Stock issued and outstanding and 7,526 shares of Series A Preferred Stock issued and outstanding.  Including the Series A Preferred Stock on an as-converted to common shares basis, 31,533,192 constitutes a majority of the shares of Common Stock issued and outstanding and 3,764 constitutes a majority of the shares of Series A Preferred Stock issued and outstanding.

Who Voted In Favor Of The Shareholder Actions?

         Shareholders owning an aggregate of 1,480,337 shares of our common stock and shareholders owning an aggregate of 6,838 shares of our Series A Convertible Preferred Stock representing an aggregate of 39,499,998 shares of common stock on an as converted basis voted in favor of the Shareholder Action. Those shares combined represent 64.98% of the voting power of Common Stock and 90.86% of the voting power of the Series A Convertible Preferred Stock outstanding. Those shareholders consisted of Jack J. Walker and related parties, Lazarus Investment Partners LLLP, Michael S. Barish, Joyce F. Barish, H. Leigh Severance and related parties, Patricia Mayland, J. Michael Wolfe, Thomas K. Cagney, H. MacGregor Clarke, John K. Thompson, Jerome P. Lauffenburger, Jeffrey M. Brainard, Wayne E. Harding, Kayue Electric Company Ltd., Alpha Capital Anstalt, Joint Glory International. Limited, Optimal Joy Limited, and New Finance Asset Limited.    Such shareholders shall be referred to as the "Majority Shareholders".

Will The Shareholders That Voted In Favor Of The Shareholder Actions Have Any Special Interest in the Shareholder Actions?

         No. None of the Majority Shareholders that voted in favor of the Shareholder Actions will have any interest in those Actions different than the interest of all shareholders of the Company.

Why Isn't The Company Holding A Shareholders Meeting To Vote On The Proposed Shareholder Actions?

         In order to lawfully close on the proposed Shareholder Actions, Nevada law requires that a majority of shares of Common Stock vote in favor of the proposed Shareholder Actions. The Shareholders voting in favor of the proposed Shareholder Actions represent 64.98% of the voting power of Common Stock and 90.86% of the voting power of Series A Preferred Stock, or a majority of the voting power of each class of Stock. Therefore, management concluded that because approving a transaction by the written consent of Shareholders can be faster than distributing a notice of meeting and proxy statement, and conducting a Shareholders meeting, and in light of the fact that Company management wanted to expedite the closing of the proposed Shareholder Actions, management and the Board of Directors decided not to conduct a meeting of Shareholders. Instead, the Majority Shareholders, representing 64.98% of the voting power of Common Stock and 90.86% of the voting power of Series A Preferred Stock, signed written consents approving the Shareholder Actions and the transactions contemplated thereby.

What Will Happen To The Company After The Shareholder Actions?

         Following the Shareholder Actions, we expect to continue to market and distribute our products.

Why are the Shareholder Actions being Undertaken?

The Shareholder Actions are being undertaken as part of a broader capital restructure of the Company (the “Capital Restructure”).  The Capital Restructure consists of the following modifications to the Company’s outstanding convertible debt and preferred equity:

8% Convertible Notes: (“Note Restructure”)

Outstanding principal balance:	$6,796,394.94
Accrued interest (as of 12/31/11):	$497,533.35
Total:	$7,293,928.29

Restructure:
•	Reset conversion price from $0.10 per common share to $0.025 per common share (“Reset Note Conversion Price”), conditioned upon;
•	noteholders agreeing to convert all outstanding and unpaid principal and accrued and unpaid interest into shares of common stock; and
•	noteholders agreeing to defer the interest payment due January 31, 2012.

Series A Preferred Stock: (“Series A Preferred Restructure”)

7,526 shares issued and outstanding

Restructure:
•	Reset conversion price from $0.18 per share to $0.09 per share (“Reset Series A Conversion Price”), conditioned upon;
•	holders of Series A Preferred agreeing to convert all outstanding shares into shares of common stock;
•
automatic conversion of warrants exercisable to purchase shares of Series A Preferred Stock (“Preferred Warrants”) into warrants exercisable to purchase shares of common stock (“Common Warrants”) (pursuant to Section 5.2 of Warrant Certificate); and

•
action by the Company’s Board of Directors to (i) reduce the exercise price of the Common Warrants to $0.07 per share and (ii) declare a dividend on each outstanding Common Warrant consisting of an additional one-half Common Warrant (with the effect of increasing the number of Common Warrants by 50% post-dividend).

The forgoing Capital Restructure is conditioned upon the Company obtaining all necessary approvals from holders of the Notes and the conversion of all outstanding 8% Convertible Notes at the Reset Note Conversion Price, and the Company obtaining all necessary approvals from holders of the Series A Preferred Stock and the conversion of all outstanding shares of Series A Preferred Stock at the Reset Series A Conversion Price.  Those approvals were obtained on March 1, 2012.

        The Shareholder Actions are being undertaken due to the fact that on a fully converted basis, consummating the Capital Restructure will exhaust our authorized capital.  The Share Increase and Reverse Split will permit the Board to issue additional shares without further shareholder approval to raise additional capital or take advantage of future opportunities.

What Rights Do Shareholders Have To Dissent From The Shareholder Actions?

         Company Shareholders do not have dissenters’ rights or the right to seek the appraisal of their shares under Nevada law.

What Are The Income Tax Consequences Of The Shareholder Actions?

         There will be no federal or state income tax consequences to our shareholders as a result of the Shareholder Actions.

Prior Stockholder Approval

         Our ability to undertake the Shareholder Actions without a meeting of our Shareholders is authorized by Section 78.320(2) of the Nevada Revised Statutes.  That section generally provides that a Nevada corporation may substitute for action on a matter by its Shareholders at a meeting the written consent of the holders of outstanding shares of capital stock holding at least the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the matter are present and voted. In accordance with this provision, we obtained the written consent of the Majority Shareholders to the Shareholder Actions. As a result of the action of the Majority Shareholders, we are not soliciting proxies, and there will be no further stockholder action on the Shareholder Actions.

         Holders of record of the Company's Common Stock are entitled to notice of the action taken by written consent approving the Shareholder Actions.

         Under Nevada law and our Articles of Incorporation, as amended, the affirmative vote of a majority of the votes entitled to be cast by holders of all shares of our Common Stock and Series A Preferred Stock outstanding as of the close of business on the Record Date, was required to approve the Share Increase and Reverse Split.  The affirmative vote of a majority of outstanding shares of Series A Preferred Stock was required to approve the amendment to the Certificate of Designations. Each holder of Common Stock was entitled to one vote on each of the foregoing matters, for each share of Common Stock held by such stockholder. Each share of Series A Preferred Stock was entitled to a number of votes equal to the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock, i.e., on an “as converted” basis. As of March 1, 2012, there were outstanding 19,744,160 shares of Common Stock and 7,526 shares of Series A Preferred Stock, collectively representing a total of 63,066,381 votes of Common Stock and 7,526 votes of Series A Preferred Stock.   As of that date, the Majority Shareholders held 1,480,337 shares of Common Stock and 6,838 shares of Series A Preferred Stock and were entitled to cast a total of 38,683,942 votes of Common Stock and 6,838 votes of Series A Preferred Stock, or 64.98% and 90.86% of the total votes entitled to be cast by all holders of our Common Stock and Series A Preferred Stock, respectively.

         The action by written consent approving the Shareholder Actions was effective on March 1, 2012.

Information About the Company

AeroGrow International, Inc. (“AeroGrow”) was formed as a Nevada corporation on March 25, 2002. AeroGrow merged with Wentworth I, Inc., a Delaware corporation on February 24, 2006, and AeroGrow was the surviving corporation.

We are in the business of developing, marketing, and distributing advanced indoor aeroponic and hydroponic garden systems. After several years of initial research and product development, we began sales activities in March 2006. Since that time we have expanded all aspects of our operations in order to take advantage of what we believe to be an attractive market opportunity.  We currently offer more than 15 different indoor garden models, more than 50 seed kits, and various gardening and kitchen accessories.  Although our business is focused on the United States and Canada, our products are available in nine other countries.

During the fiscal years ended March 31, 2010 (“Fiscal 2010”) and March 31, 2011 (“Fiscal 2011”), and continuing through December 31, 2011, we scaled back our operations as a result of the general economic downturn and the resulting decline in consumer spending.  We also determined that broad distribution through retail channels was not appropriate for a company at our stage of development because of relatively low profit margins, high capital requirements, and the operational requirements of our retailer customers.

Beginning in late Fiscal 2010 and continuing through Fiscal 2011 and into the fiscal year ending March 31, 2012 (“Fiscal 2012”), we re-focused our efforts towards building our direct-to-consumer business, which carries higher margin opportunity. To position our business for the future, we have substantially increased the depth and breadth of our direct sales distribution channels to include a direct mail catalogue business with approximately 2.8 million catalogues mailed in Fiscal 2011 and approximately 700 thousand catalogues mailed so far in Fiscal 2012, print ads in national magazines, web sales, infomercials, mall kiosks, long-form and short-form infomercials, and internet advertising.  In Fiscal 2011, approximately 79.3% of our total sales were to direct customers and, approximately 88.0% of total sales were to direct customers thus far in Fiscal 2012.

Dissenters' Rights

         In accordance with the Nevada Revised Statutes, our Shareholders do not have dissenters' or appraisal rights in connection with the Shareholder Actions.

Certain Federal Income Tax Consequences

         The Shareholder Actions will not result in any impact on our Shareholders for federal and state income tax purposes.

Government Approvals

         Except for compliance with the applicable regulations of the Securities and Exchange Commission in connection with this Information Statement and of the Nevada Revised Statutes in connection with the Shareholder Actions, we are not required to comply with any federal or state regulatory requirements, and no federal or state regulatory approvals are required in connection with the Shareholder Actions.

Voting Securities And Principal Holders Thereof

As of the Record Date, there were outstanding 19,744,160 shares of Common Stock, $0.001 par value and 7,526 shares of Series A Preferred.

The table shows the number of shares owned as of February 29, 2012 by our Directors and Officers, shareholders owning more than 5% of outstanding Common Stock and Series A Preferred Stock, and all Directors and Officers as a group.  Each person has sole voting and investment power with respect to the shares shown, except as noted.

	Common Stock			Series A Preferred Stock
Name of Beneficial Owner	Number of Common Shares Beneficially Owned (1)	Number of Common Shares Acquirable Within 60 Days (2)	Percent of Class	Number of Series A Preferred Shares Beneficially Owned (1)	Number of Series A Preferred Shares Acquirable Within 60 Days (2)	Percent of Class	Percent Total Voting Power (3)

5% Stockholders

Jack J. Walker (4), (5)	42,279,122	42,054,714	68.41%	4,974	1,324	56.20%	32.51%
Lazarus Investment Partners LLLP (6)	29,347,893	29,347,893	60.40%	1,288	428	16.09%	7.58%
The Peierls Foundation, Inc. (7)	17,114,935	17,114,935	47.07%	-	-	-	-
GVC Capital LLC (8)	15,373,333	15,373,333	44.41%	-	-	-	-
Michael S. Barish (5), (9)	10,171,970	10,018,805	34.18%	649	217	8.38%	4.05%
Alpha Capital Anstalt (10)	8,045,000	7,500,000	30.08%	740	400	9.28%	6.26%
J. Michael Wolfe (5), (18)	4,950,635	4,950,635	20.05%	270	90	3.55%	1.59%
H. Leigh Severance (13)	4,666,877	4,547,499	19.62%	325	108	4.23%	2.10%
Mingkeda Industries Co., Ltd. (14)	4,593,337	4,583,337	19.28%	825	275	10.51%	4.86%
Max & Kathleen Duncan JTWROS (15)	4,302,534	4,302,534	18.27%	-	-	-	-
Porter Partners, LP (16)	4,302,534	4,302,534	18.27%	-	-	-	-
The Angell Foundation (17)	4,278,734	4,278,734	18.19%	-	-	-	-
Kayue Electric Company Ltd. (20)	3,138,891	3,138,891	14.02%	565	188	7.28%	3.32%
Chestnut Ridge Partners, LP (11)	3,000,000	3,000,000	13.49%	-	-	-	-
Thunder Funding LLC (21)	2,777,780	2,777,780	12.61%	500	500	6.19%	-
H. MacGregor Clarke (5), (29)	2,977,223	2,972,223	13.11%	112	37	1.48%	0.67%
Brio Capital, LP (22)	2,689,084	2,689,084	12.26%	-	-	-	-

Brian Eliot Peierls (23)	2,567,240	2,567,240	11.77%	-	-	-	-
E. Jeffrey Peierls (24)	2,567,240	2,567,240	11.77%	-	-	-	-
David Weiner (12)	2,500,000	2,500,000	11.50%	-	-	-	-
William D. Moreland (19)	2,500,000	2,500,000	11.50%	-	-	-	-
Patricia Mayland (30)	2,363,835	1,758,335	11.26%	303	101	3.95%	1.79%
Jerome P. Lauffenburger (25)	2,379,774	2,181,190	11.11%	199	66	2.60%	1.49%
Duncan Family Trust (27)	2,151,267	2,151,267	10.05%	-	-	-	-
J & T Meadows, Ltd. (28)	2,151,267	2,151,267	10.05%	-	-	-	-
Joint Glory International Limited (26)	2,125,012	2,062,507	9.97%	360	180	4.64%	1.68%
Grad-Wurn LLC (32)	1,619,084	1,619,084	7.76%	-	-	-	-
UD Ethel F. Peierls Charitable Lead Trust (33)	1,497,557	1,497,557	7.22%	-	-	-	-
Delaware Charter G&T Co. TTEE FBO Steven M. Bathgate IRA (34)	1,417,932	1,417,932	6.86%	-	-	-	-
Margaret Bathgate (31)	1,408,967	1,408,967	6.82%	-	-	-	-
Alvin R. Bonnette TTEE for Alvin R. Bonnette Rev. Trust dated 1/31/1985 (35)	1,075,633	1,075,633	5.29%	-	-	-	-
David W. Fulker & Natalie Wolman JTWROS (36)	1,075,633	1,075,633	5.29%	-	-	-	-
George F. Wood (37)	1,075,633	1,075,633	5.29%	-	-	-	-
Janice D. Bowen (38)	1,075,633	1,075,633	5.29%	-	-	-	-
Lawrence Greenberg (39)	1,075,633	1,075,633	5.29%	-	-	-	-
Michael Osterman (40)	1,075,633	1,075,633	5.29%	-	-	-	-
Southwest Securities, Inc. FBO: Sharon L. Pitkin Trust, IRA Kimberly L. Lawrenz, Trustee (41)	1,075,633	1,075,633	5.29%	-	-	-	-
The Earl W. Sauder, LLC (42)	1,075,633	1,075,633	5.29%	-	-	-	-
Delaware Charter Guarantee & Trust FBO: Alan Kurus, IRA (43)	1,069,683	1,069,683	5.27%	-	-	-	-
The Julia B. Donovan Trust (44)	1,069,683	1,069,683	5.27%	-	-	-	-

Directors

Jack J. Walker (4), (5)	42,279,122	42,054,714	68.41%	4,974	1,324	56.20%	32.51%
Michael S. Barish (5), (9)	10,171,970	10,018,805	34.18%	649	217	8.38%	4.05%
J. Michael Wolfe (5), (18)	4,950,635	4,950,635	20.05%	270	90	3.55%	1.59%
H. MacGregor Clarke (5), (29)	2,977,223	2,972,223	13.11%	112	37	1.48%	0.67%
Wayne E. Harding (5)	140,113	-	0.71%	-	-	-	0.22%

Named Executive Officers

J. Michael Wolfe (5), (18)	4,950,635	4,950,635	20.05%	270	90	3.55%	1.59%
H. MacGregor Clarke (5), (29)	2,977,223	2,972,223	13.11%	112	37	1.48%	0.67%
John K. Thompson (5)	1,516,267	1,489,583	7.14%	9	3	0.12%	0.09%

All AeroGrow Named Executive Officers and Directors as a Group (6 Persons)	62,035,330	61,485,960	76.37%	6,014	1,671	65.39%	39.13%

* Less than 1 percent.

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, which include holding voting and investment power with respect to the securities.  Shares of common stock subject to preferred stock, options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for computing the percentage of the total number of shares beneficially owned by the designated person, but are not deemed outstanding for computing the percentage for any other person.  Includes shares of common stock issuable upon conversion of Series A Convertible Preferred Stock, and 8% Subordinated Secured Convertible Promissory Notes.  Beneficial ownership is based on holdings known to the Company and may not include all shares of common stock beneficially owned but held in street name or reflect recent sales or purchases of securities that have not been made known to the Company.

(2)
The number of shares acquirable within 60 days includes any preferred stock, options or warrants currently exercisable or exercisable within the next 60 days.  This number is included in the number of shares beneficially owned.  Includes shares of common stock issuable upon conversion of Series A Convertible Preferred Stock and 8% Subordinated Secured Convertible Promissory Notes, without giving effect to any restrictions on conversions that may apply to holders of the 8% Subordinated Secured Convertible Promissory Notes.

(3)
The percent total voting power is based on the number of preferred shares and common shares presently held that could actually be voted.  It does not include the impact of any exercisable options or warrants.  It does include shares of common stock issuable upon conversion of Series A Convertible Preferred Stock, which vote as common on an as-converted basis by their terms.

(4)
Mr. Walker’s beneficial ownership includes 475 shares of preferred stock and warrants to purchase 273 shares of preferred stock that are held of record by M&J Walker Charitable Remainder Trust, of which Mr. Walker is a controlling person.   Mr. Walker’s beneficial ownership also includes 100 shares of preferred stock, warrants to purchase 50 shares of preferred stock, and 76,122 shares of common stock held of record by March Trade & Finance, Inc. of which Mr. Walker is a controlling person. Mr. Walker's beneficial ownership also includes $637,327 of convertible notes, including accrued interest that is convertible into 6,373,272 shares of common stock, and warrants to purchase 7,142,753 shares of common stock.  In addition, Mr. Walker's spouse holds warrants to purchase an additional 1,333,333 shares of common stock.

(5)	The address of the beneficial owner is 6075 Longbow Dr., Suite 200, Boulder, CO 80301.
(6)
Beneficial ownership is based on holdings known to the Company and includes information provided in an Amendment to Schedule 13D as filed November 29, 2011.  Lazarus Investment Partners LLLP and its affiliates hold 860 shares of Series A preferred stock, warrants to purchase 428 shares of Series A preferred stock, 502,856 shares of common stock, $1,125,115 in promissory notes and accrued interest that is convertible into 11,251,145 shares of common stock, and warrants to purchase 10,941,187 shares of common stock.  Lazarus Investment Partners LLLP’s address is 3200 Cherry Creek Drive South, #670 Denver, CO  80209-3267.

(7)	The Peierls Foundation, Inc.'s address is US Trust Co. attn: John S. Kennedy, 114 W. 47th Street, New York, NY 10036.
(8)	GVC Capital LLC's address is 5350 South Roslyn Street, Suite 400, Greenwood Village, CO 80111.

(9)
Mr. Barish's ownership includes 5,000 shares held by Michael S. Barish Irrevocable Spousal Trust, 4,500 shares held by Barish Family Foundation, 29,429 shares held by his wife Joyce F. Barish, and 5,000 shares held by Joyce F. Barish Irrevocable Children's trust, of which Mr. Barish is a controlling person.  Mr. Barish also owns $332,613 of convertible notes that are convertible into 3,326,137 shares of common stock, and warrants to purchase 3,064,110 shares of common stock.

(10)	Alpha Capital Anstalt's address is c/o LH Financial Services Corp., 150 Central Park South, 2nd Floor, New York, NY 10019.
(11)	Chestnut Partners, LP's address is 10 Forest Avenue, Paramus, NJ 07652.
(12)	Mr. Weiner's address is 12400 Ventura Blvd. #327, Studio City, CA 91604.
(13)
Mr. Severance’s beneficial ownership includes 106 shares of preferred stock, warrants to purchase an additional 53 shares of preferred stock, 57,709 shares of common stock, $53,974 of promissory notes and accrued interest that is convertible into 539,740 common shares, and warrants to purchase 500,000 shares of common stock held of record by H. Leigh Severance, Inc. Profit Sharing Plan and Trust, of which Mr. Severance is a controlling person. Mr. Severance’s beneficial ownership also includes 5 shares of preferred stock, warrants to purchase an additional 2 shares of preferred stock, and 3,335 shares of common stock held of record by H. Leigh Severance, Inc. Pension Plan and Trust, of which Mr. Severance is a controlling person.  Mr. Severance’s address is 14282 E. Caley Ave., Aurora, CO 80016.

(14)	Mingkeda Industries Co. Ltd.’s address is 1825 Renmin E Road, Heshan City, Guangdong Province, China.
(15)	Mr. and Mrs. Duncan's address is 5322 Stonewall, Corpus Christi, TX 78413.
(16)	Porter Partners, LP's address is 300 Drakes Ldg. Rd., Ste. 175, Greenbrae, CA 94904.
(17)	The Angell Foundation's address is 10880 Wilshire Blvd. #920, Los Angeles, CA 90024.
(18)
Mr. Wolfe's beneficial ownership includes a $57,563 promissory note, including accrued interest, that is convertible into 575,633 shares of common stock and is held jointly with his wife.  In addition, Mr. and Mrs. Wolfe jointly hold warrants to purchase an additional 500,000 shares of common stock.

(19)	Mr. Moreland's address is 1655 E. Layton Drive, Englewood, CO 80113.
(20)	Kayue Electric Company Ltd.’s address is Unit C, 19/F, Dragon Centre, 79 Wing Hong Street, Cheung Sha Wan, Kowloon, Hong Kong.
(21)	Thunder Funding LLC's address is 11811 N. Tatum Blvd., Suite 1051, Phoenix, AZ 85028.
(22)	Brio Capital LP's address is 100 Merrick Road, Suite 401W, Rockville Centre, NY 11570-4800.
(23)	Mr. Peierl's address is 7808 Harvestman Cove, Austin, TX 78731.

(24)	Mr. Peierl's address is 73 South Holman Way, Golden, CO 80401.
(25)	Mr. Lauffenburger’s address and that of the trust is 2095 Heritage Place, Erie, CO 80516.
(26)	Joint Glory International Limited's address is c/o Accelera Management (Singapore) Pte. Ltd., 16 Collyer Quay, #10-00 Hitachi Tower, Singapore 049318.
(27)	The Duncan Family Trust's address is 2003 Cordoba Ave., Kerrville, TX 78028.
(28)	J & T Meadows, Ltd.'s address is 3656 Encanto, Fort Worth, TX 76109.
(29)	Mr. Clarke's beneficial ownership includes warrants to purchase an 83,333 shares of common stock held jointly with his wife.
(30)
Patricia Mayland is the widow of Jervis B. Perkins, the Company's former CEO.  Ms. Mayland's beneficial ownership represents shares beneficially owned by Mr. Perkins prior to his death.  The address for Ms. Mayland is 1750 Parliament Court, Lake Forest, IL 60045.

(31)	Ms. Bathgate's' address is 6376 E. Tufts Ave, Englewood, CO 80111.
(32)	Grad-Wurn LLC's address is 82 Alpine Way, Boulder, CO 80302.
(33)	UD Ethel F. Peierls Charitable Lead Trust's address is US Trust Co. attn: John S. Kennedy, 114 W. 47th Street, New York, NY 10036.
(34)	Delaware Charter G&T Co. TTEE FBO Steven M. Bathgate IRA's address is c/o GVC Capital LLC, 5350 S. Roslyn St., Suite 400, Greenwood Village, CO 80111.
(35)	Alvin R. Bonnette Rev. Trust's address is 181 East Dunstable Rd., Nashua, NH 03062.
(36)	Mr. Fulker & Ms. Wolman's address is 1400 Mariposa Ave., Boulder, CO 80302.
(37)	Mr. Wood's address is 55 Madison Street #680, Denver, CO 80206.
(38)	Ms. Bowen's address is 313 Schreiner St., Kerrville, TX 78028.
(39)	Mr. Greenberg's address is 2371 Linden Dr., Boulder, CO 80304.
(40)	Mr. Osterman's address is 2910 N. Lakeridge Trail, Boulder, CO 80302.
(41)	Southwest Securities, Inc. FBO Sharon L Pitkin Trust, IRA Kimberly L Lawrenz, Trustee's address is 1201 Elm Street #3500, Dallas, TX 75270.
(42)	The Earl W. Sauder, LLC's address is 2824 Hidden Lakes Dr., Emporia, KS 66801.
(43)	Delaware Charter Guarantee & Trust FBO: Alan Kurus, IRA's address is 1201 Elm Street, Suite 3500, Dallas, TX 75270.
(44)	The Julia B. Donovan Trust's address is 2440 CR 44 West, Eustis, FL 32726.

Amendment to Articles of Incorporation Increasing the
Number of Authorized Shares of Common Stock

The Board of Directors has adopted a resolution proposing and declaring the advisability of amending the Company’s Articles of Incorporation, as amended, to increase the number of shares of common stock that the Company is authorized to issue from 500,000,000 shares to 750,000,000 shares. The number of shares of preferred stock that the Company is authorized to issue will remain unchanged at 20,000,000 shares. The proposed increase in the authorized number of shares of common stock will give the Company additional shares to provide flexibility for the future. In particular, the Company may require additional funding for its operations and therefore may need the increased number of authorized shares to raise additional equity capital. In addition, the additional authorized shares may be used in the future for any other proper corporate purpose approved by the Board, including corporate mergers or acquisitions, shares reserved under stock option plans, stock dividends or splits, or other corporate purposes.  The terms of any shares of preferred stock that may be issued in the future would be determined by the Board of Directors.

These additional shares would be available for issuance from time to time for corporate purposes such as raising additional capital, making strategic acquisitions, entering into collaborative and licensing arrangements and employee recruitment and retention. We believe that the availability of the additional common shares will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. Our future revenue may be insufficient to support the expenses of our operations and the planned expansion of our business. We therefore may need additional equity capital to finance our operations. We may seek to obtain such equity capital through the issuance of common stock or securities convertible into common stock. The issuance of a substantial number of additional common shares may result in dilution of your ownership interest in the Company.

Potential Anti-Takeover Effect

The proposed Share Increase is not part of any plan to adopt a series of amendments having an anti-takeover effect, and the Company’s management presently does not intend to propose anti-takeover measures in future proxy solicitations. Subject to the limitations of Nevada law, it could be possible to use the additional shares of common stock that would become available for issuance if the Share Increase is approved to oppose a hostile takeover attempt or delay or prevent changes of control of the Company or changes in or removal of our management, including transactions that are favored by a majority of the independent shareholders or in which the shareholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. For example, our board of directors could, without further shareholder approval, strategically sell shares of our common stock in a private transaction to purchasers who would oppose a takeover or favor our current board of directors. The Share Increase is not being proposed in response to any effort, nor are we aware of any effort, to accumulate shares of our common stock or obtain control of the Company.

Our Articles and Bylaws contain certain provisions that could make it more difficult for a third party to acquire a controlling interest without the consent of our board. These provisions may delay or prevent a change of control, even if the change of control would benefit the shareholders. In addition, the authority granted to the board by our Articles to issue shares of preferred stock and fix the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of any series so established could be used to delay or prevent a change of control. None of these provisions would be affected by the Share Increase.

Approval of the Board of Directors and Shareholders

         The Board of Directors of the Company, after careful consideration, has approved the Share Increase and has recommended that the Company's Shareholders vote for its adoption. Effective March 1, 2012, Shareholders holding 64.98% of the Company's shares of common stock and Series A Preferred Stock (voting on an “as converted” basis) outstanding executed a written consent in lieu of a Shareholders meeting approving the Share Increase.

Reverse Stock Split

Summary of Reverse Split

        The Shareholder Actions include the authorization to undertake, at our discretion in the future, up to a one-for-three hundred (1-for-300) Reverse Split of our outstanding shares of Common Stock and outstanding options, warrants and other rights convertible into shares of Common Stock.  The authorization grants the Board of Directors additional authority to implement through one or more additional Reverse Splits a further recapitalization of our outstanding securities, not to exceed in the aggregate a Reverse Split of one-for-three hundred (1-for-300).  Once implemented, the Reverse Split would result in each holder of our Common Stock on the Record Date owning fewer shares of Common Stock than they owned immediately before the Reverse Split, and outstanding options, warrants, and other convertible rights will become exercisable to purchase a fewer number of shares of Common Stock at an exercise price per share increased by the factor of the Reverse Split.  Fractional shares, options and warrants will be rounded up to the nearest whole.

        We will be authorized to implement the Reverse Split within the foregoing parameters if we chose to do so at any time and until such time as the authorization is revoked by a majority vote of our shareholders at a future regular or special meeting of the our shareholders.  If and when implemented, we will cause our stock transfer agent to provide each Shareholder of record written notice of such implementation together with a description of the effect thereof.

        The Reverse Stock Split will not affect in any manner the rights and preferences of our shareholders.  There will be no change in the voting rights, right to participate in stock or cash dividends, or rights upon the liquidation or dissolution of the Company of holders of Common Stock; nor will the Reverse Split affect in any manner the ability of our shareholders to sell under Rule 144 or otherwise engage in market transactions in accordance with federal and state securities laws.

        The Reverse Stock Split will also result in an automatic adjustment of any and all outstanding options, warrants and other rights exercisable or convertible into shares of our Common Stock.  The adjustment will consist of an increase in the exercise price or conversion value per share by the factor of the Reverse Split and the number of shares issuable upon exercise or conversion will be reduced by the same factor.  For example, if we implement a one-for-two (1-for-2) Reverse Split, an option, warrant or other right exercisable or convertible into 1,000 shares of our Common Stock at an exercise price or conversion value of $1.00 per share immediately before implementation of the Reverse Split would be exercisable or convertible into 500 shares of our Common Stock at an exercise price or conversion value of $2.00 per share immediately after implementation of the Reverse Split.  All other relative rights and preferences of holders of outstanding options, warrants and other rights convertible or exercisable into shares of our common stock shall remain unchanged.

        We believe that the Reverse Split is in the best interest of the Company and our shareholders for several reasons.  First, the Capital Restructure, once consummated, will result in there being issued and outstanding an aggregate of approximately 407 million shares of our common stock and a total of approximately 174 million warrants and options to purchase our common stock.  This will exhaust our authorized capital and will preclude our Board of Directors from being able to issue additional shares in the future as part of future financings or to facilitate one or more acquisitions or other business combinations.  The Reverse Split will reduce the number of shares outstanding without decreasing the number of our authorized shares, thereby freeing authorized capital for future issuances.

       Additionally, we believe that a Reverse Split, which will result in a higher per share trading price of our Common Stock, will enable us to attract additional interest in our Common Stock from the investment community, and particularly market-makers.  Numerous broker-dealers and investment bankers require that a company's common stock have a minimum public trading price before those broker-dealers or investment bankers will agree to make a market in that security.  As a result, we believe that the Reverse Split has the potential of improving the liquidity of the public market for our Common Stock.

Principal Effects of the Reverse Stock Split

If approved and implemented, the principal effects of a reverse stock split would include the following:

•	Depending upon the ratio for the reverse stock split selected by the board, up to every three hundred (300) outstanding shares of the common stock will be combined into one new share of common stock;

•	The number of shares of common stock issued and outstanding will be reduced proportionately, based upon the ratio selected by the board;

•
The number of shares of common stock into which each outstanding share of preferred stock is convertible will automatically be reduced proportionately, and the per share conversion price shall be correspondingly increased, based on the ratio selected by the board;

•	The total number of shares of common stock and preferred stock the Company is authorized to issue will be unchanged;

•
Appropriate adjustments will be made to stock options exercisable for shares of common stock granted under the Company’s stock option plans to maintain the economic value of the awards, based upon the ratio selected by the board;

•
The number of shares reserved for issuance under the Company’s stock option plans will be reduced proportionately based upon the ratio selected by the board (and any other appropriate adjustments or modifications will be made under the plans); and,

•
Proportionate adjustments would be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants entitling the holders thereof to purchase shares of our common stock, which will result in approximately the same aggregate price being required to be paid for the common shares upon exercise of such options or warrants immediately preceding the reverse stock split.

 The common stock resulting from a reverse stock split will remain fully paid and non-assessable. A reverse stock split will not affect the public registration of the common stock under the Securities Exchange Act of 1934.

The reverse stock split will be effected simultaneously for all of our common stock and the exchange number will be the same for all of our common stock. The reverse stock split will affect all of our shareholders uniformly and will not affect any shareholder’s percentage ownership interests in the Company, except to the extent that the reverse stock split results in any of our shareholders owning a fractional share. As described below, fractional shares resulting from the Reverse Split will be rounded up to the nearest whole share. The reverse stock split is not intended as, and will not have the effect of, a “going private” transaction under Rule 13e-3 of the Securities Exchange Act of 1934, as amended. We will continue to be subject to the periodic reporting requirements of the Exchange Act following the reverse stock split.

The following table summarizes the Company’s pro forma capitalization, as of March 1, 2012, before and after giving effect to (i) the Share Increase and (ii) a hypothetical reverse stock split of one-for-three hundred (1 for 300):

	Prior to Reverse Stock Split (1)		After Reverse Stock Split (1)(2)
	Common Stock	Preferred Stock	Common Stock	Preferred Stock

Authorized Shares	750,000,000	20,000,000	750,000,000	20,000,000
Shares Issued and Outstanding	406,792,884	-0 -	1,355,976	-0 -
Shares Reserved for Future Issuance:
Equity Compensation Plans (3)	2,037,299	-0 -	6,791	-0 -
Options and Warrants	174,207,435	-0 -	580,691	-0 -
Shares Available for Future Issuance	166,962,382	20,000,000	748,056,542	20,000,000

(1) Pro forma assuming the Capital Restructure and Share Increase have been implemented.

(2) Does not reflect the rounding up of fractional shares to the nearest whole share.

(3) Assumes that the Governance and Nominating Committee of the Board of Directors applies the Reverse Split ratio to the shares reserved for future issuance pursuant to the Company’s Equity Compensation Plans.

Reasons for the Reverse Split

We believe that the Reverse Split is in the best interest of the Company and our shareholders for several reasons.  First, the Capital Restructure, once consummated, will result in there being issued and outstanding an aggregate of approximately 407 million shares of our common stock and a total of approximately 174 million warrants and options to purchase our common stock.  This will exhaust our authorized capital and will preclude our Board of Directors from being able to issue additional shares in the future as part of future financings or to facilitate one or more acquisitions or other business combinations.  The Reverse Split will reduce the number of shares outstanding without decreasing the number of our authorized shares, thereby freeing authorized capital for future issuances.

The board believes that it is in the best interest of the Company and its stockholders to approve the Reverse Split proposal in order give the board the authority to implement a Reverse Split intended to increase the Company’s bid price. The Company does not currently comply with the requirements for initial listing on either the Nasdaq Capital Market or the American Stock Exchange under any of the alternative listing standards.  It is unlikely that the Reverse Split will enable the Company to comply with the listing standards of these listing media.

The board believes that the Reverse Split and anticipated increase in the per share price of the common stock should also enhance the acceptability and marketability of the common stock to the financial community and investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers of the common stock. Additionally, analysts at many brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. Brokerage houses also frequently have internal practices and policies that discourage individual brokers from dealing in lower-priced stocks. Further, because brokers’ commissions on lower-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, investors in lower-priced stocks pay transaction costs which are a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase the common stock.

Although the board believes that a Reverse Split may be in the best interests of the Company and its stockholders, if implemented, the Reverse Split may result in some stockholders owning “odd-lots” of less than 100 shares. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

The company cannot assure you that the Reverse Split will have any of the desired consequences described above.

Certain Risk Factors Associated with the Reverse Split

There can be no assurance that the total market capitalization of the Company’s common stock (the aggregate value of all the Company’s common stock at the then market price) after the proposed Reverse Split will be equal to or greater than the total market capitalization before the proposed Reverse Split or that the per share market price of the Company’s common stock following the Reverse Split will either equal or exceed the current per share market price.

There can be no assurance that the market price per new share of the Company’s common stock after the Reverse Split will remain unchanged or increase in proportion to the reduction in the number of old shares of the Company’s common stock outstanding before the Reverse Split. Accordingly, the total market capitalization of the Company’s common stock after the proposed Reverse Split may be lower than the total market capitalization before the proposed Reverse Split and, in the future, the market price of the Company’s common stock following the Reverse Split may not exceed or remain higher than the market price prior to the proposed Reverse Split.

If the Reverse Split is effected, the resulting per share stock price may not attract institutional investors or investment funds and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of the Company’s common stock may not improve.

While the board believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of the Company’s common stock may not necessarily improve.

A decline in the market price of the Company’s common stock after the Reverse Split may result in a greater percentage decline than would occur in the absence of a Reverse Split, and the liquidity of the Company’s common stock could be adversely affected following such a Reverse Split.

If the Reverse Split is effected and the market price of the Company’s common stock declines, the percentage decline may be greater than would occur in the absence of a Reverse Split. The market price of the Company’s common stock will, however, also be based on the Company’s performance and other factors, which are unrelated to the number of shares outstanding. Furthermore, the reduced number of shares that would be outstanding after the Reverse Split could adversely affect the liquidity of the Company’s common stock.

Determination of Reverse Split Ratio

In asking the stockholders to approve the Reverse Split, the board is also asking the stockholders to grant to the board the authority to set the ratio for the Reverse Split (provided it is not greater than 1:300) immediately prior to the consummation of the Reverse Split. Fluctuations in the market price of the Company’s common stock prior to the time that the Company could effect the Reverse Split require that the board have the flexibility to set the exact ratio of the Reverse Split (provided it is not greater than 1:300) immediately prior to the consummation of the Reverse Split in order to attempt to achieve the objectives of the Reverse Split. The board will set the ratio for the Reverse Split, delay or abandon the Reverse Split as it determines is advisable considering relevant market conditions from time to time. If the Company is able to complete a significant placement of securities with one or more institutional investors in the foreseeable future, the Company anticipates that it will consult with those institutional investors at the time of the private placement with respect to the appropriate Reverse Split ratio. The board believes that approval of this discretion, rather than approval of a specific ratio, provides the board with maximum flexibility to react to current market conditions and to the needs of prospective investors in the Company, and to therefore act in the best interests of the Company and its stockholders. In setting the ratio for the Reverse Split, the intention of the board is to increase the stock price to a price that will best accomplish the goals of the Reverse Split, as discussed above.

Procedure for Effecting a Reverse Stock Split and Exchange of Stock Certificates

If the Board of Directors decides to implement a reverse stock split, the Company will not be required to file with the Secretary of State of the State of Nevada a certificate of amendment to the Company’s Certificate of Incorporation (as previously amended). A reverse stock split will become effective at the time and on the date approved by the Financial Industry Regulatory Authority, Inc. (“FINRA”) for trading of our common stock ex-dividend, which will be referred to as the “effective time” and “effective date,” respectively. Beginning at the effective time, each certificate representing shares of common stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the reverse stock split.

Some of the Company’s registered stockholders hold all their shares in certificate form. If any of your shares are held in certificate form, you will receive a transmittal letter from the Company’s transfer agent, Corporate Stock Transfer (the “Transfer Agent”), as soon as practicable after the effective date of the Reverse Split. The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your shares of the common stock (“Old Certificates”) to the Transfer Agent in exchange for certificates representing the appropriate number of whole shares of common stock as a result of the Reverse Split (“New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the Transfer Agent. Consequently, you will need to surrender your Old Certificate(s) before you will be able to sell or transfer your stock.

Stockholders will then receive a New Certificate or certificates representing the number of whole shares of common stock into which their shares of common stock have been converted as a result of the Reverse Split (“New Common Stock”). Until surrendered, outstanding Old Certificates held by stockholders will be deemed to be canceled and only to represent the number of whole shares of New Common Stock to which these stockholders are entitled.

Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for certificates evidencing shares of New Common Stock.

If an Old Certificate has a restrictive legend on the back of the Old Certificate, a New Certificate evidencing shares of New Common Stock will be issued with the same restrictive legends, if any, that are on back of the Old Certificate(s).

All expenses of the exchange will be borne by the Company.

Stockholders should not destroy any stock certificate(s). You should not send your Old Certificates to the Transfer Agent until you have received the letter of transmittal.

Effect on the Company’s Stock Options and Warrants

The number of shares reserved for issuance under the Company’s outstanding options will be reduced proportionately based on the Reverse Split ratio selected by the board. In addition, the number of shares issuable upon the exercise of options outstanding under any of those derivative securities will be decreased and the exercise price for such options will be increased based on the Reverse Split ratio selected by the board and according to the requirements of the Code. In connection with the Reverse Split, the number of shares of common stock issuable upon exercise or conversion of outstanding stock options will be rounded up to the nearest whole share.

The number of shares of common stock issuable upon the exercise of the Company’s outstanding warrants will be proportionately decreased and the exercise price for such warrants will be proportionately increased, in each case based on the Reverse Split ratio selected by the board.

No Fractional Shares

No scrip or fractional share certificates will be issued in connection with the reverse stock split. Shareholders who otherwise would be entitled to receive fractional shares because they hold a number of shares of our common stock not evenly divisible by the Reverse Split ratio will be entitled, upon surrender of certificate(s) representing such shares, to receive an additional whole share.

Authorized Shares

The reverse stock split would not change the number of authorized shares of our common stock designated in our Articles. Therefore, because the number of issued and outstanding shares of our common stock would decrease, the number of shares available for issuance under our authorized pool of common stock would increase from approximately 167 million shares to 746 million shares, assuming a hypothetical one-for-three hundred Reverse Split, the Share Increase, and the Capital Restructure.

These additional shares would be available for issuance from time to time for corporate purposes such as raising additional capital, making strategic acquisitions, entering into collaborative and licensing arrangements and employee recruitment and retention. We believe that the availability of the additional common shares will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. Our future revenue may be insufficient to support the expenses of our operations and the planned expansion of our business. We therefore may need additional equity capital to finance our operations. We may seek to obtain such equity capital through the issuance of common stock or securities convertible into common stock. We have no present plan, commitment, arrangement, understanding or agreement regarding issuance of these additional shares of common stock. The issuance of a substantial number of additional common shares may result in dilution of your ownership interest in the Company.

Potential Anti-Takeover Effect

The proposed Reverse Split is not part of any plan to adopt a series of amendments having an anti-takeover effect, and the Company’s management presently does not intend to propose anti-takeover measures in future proxy solicitations. Subject to the limitations of Nevada law, it could be possible to use the additional shares of common stock that would become available for issuance if the Reverse Split is approved to oppose a hostile takeover attempt or delay or prevent changes of control of the Company or changes in or removal of our management, including transactions that are favored by a majority of the independent shareholders or in which the shareholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. For example, our board of directors could, without further shareholder approval, strategically sell shares of our common stock in a private transaction to purchasers who would oppose a takeover or favor our current board of directors. The Reverse Split is not being proposed in response to any effort, nor are we aware of any effort, to accumulate shares of our common stock or obtain control of the Company.

Our Articles and bylaws contain certain provisions that could make it more difficult for a third party to acquire a controlling interest without the consent of our board. These provisions may delay or prevent a change of control, even if the change of control would benefit the shareholders. In addition, the authority granted to the board by our Articles to issue shares of preferred stock and fix the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of any series so established could be used to delay or prevent a change of control. None of these provisions would be affected by the Reverse Split.

Other Effects on Outstanding Shares

If the Reverse Split is implemented, the rights and preferences of the outstanding shares of our common stock would remain the same after the Reverse Split. Each share of common stock issued pursuant to the reverse stock split would be fully paid and nonassessable.

In addition, the Reverse Split would result in some shareholders owning “odd-lots” of fewer than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

Accounting Effects of the Reverse Split

Following the effective time of the Reverse Split, the par value of our common stock will remain at $.001 per share. The number of outstanding shares of common stock will be reduced by a factor of up to 99.7%, not taking into account additional shares that may be issued as a result of rounding up to the nearest whole share any fractional shares that otherwise would result from the Reverse Split. Accordingly, the aggregate par value of the issued and outstanding shares of our common stock, and therefore the stated capital associated with our common stock, will be reduced, and the additional paid-in capital (capital paid in excess of the par value) will be increased in a corresponding amount for statutory and accounting purposes. If the Reverse Split is effected, all share and per share information in our financial statements will be restated to reflect the Reverse Split for all periods presented in our future filings, after the effective time of the amendment, with the SEC, as applicable. Shareholders’ equity will remain unchanged.

Public Trading – New Ticker Symbol

If our shareholders approve the Reverse Split and our board of directors subsequently elects to implement a Reverse Split, it is likely that the Reverse Split will be implemented at a point in time when the Company’s shares of common stock are still trading on the Over-The-Counter Market and quoted on the OTC Electronic Bulletin Board or the OTC Market, Inc.’s OTC.QB or OTC.Pink.  As a result, in order to implement a Reverse Split, our board of directors will be required to notify the FINRA of the Reverse Split, the desired Reverse Split ratio, and other information that the FINRA will require in order to approve and implement the split.  In addition, the Company will notify the FINRA of the effective date of the Reverse Split, which will be deemed a “dividend distribution date” notwithstanding the fact that there will, in fact, be no distribution to our shareholders.  Once the FINRA has approved the Reverse Split, it may, but is not required to assign to the Company’s post Reverse Split common stock a new trading ticker symbol.  If FINRA elects to assign a new ticker symbol, we have no way to request any particular ticker symbol and no way to influence the FINRA’s selection of a new ticker symbol for our post Reverse Split shares.  Once the effective date has been established and the new ticker symbol assigned, we will publish a press release informing our shareholders and other members of the investment community of the effective date of the Reverse Split and the Company’s new post-split ticker symbol.  On the effective date of the Reverse Split, our shares will begin trading under the new ticker symbol and the trading price, number of shares, market capitalization and other share and per share information pertaining to the Company’s shares of common stock will reflect the post Reverse Split ratios.

No Appraisal Rights

Stockholders do not have appraisal rights under Nevada Revised Statutes or under the Company’s Articles of Incorporation (as amended) in connection with the Reverse Split.

Reservation of Right to Abandon Reverse Stock Split

The company reserves the right to abandon the Reverse Split without further action by the stockholders at any time before the effectiveness of the Reverse Split.

Circular 230 Tax Disclosures

Certain federal income tax consequences of the proposed transactions described herein are discussed below in the Sections entitled “Certain Federal Income Tax Consequences of the Reverse Stock Split”.  These discussions are based upon the Internal Revenue Code, applicable Treasury Regulations, judicial authority and administrative rulings and practice, all as of the date hereof. The company has not and will not request a ruling from the Internal Revenue Service, nor an opinion of counsel, regarding these tax issues. Further, these discussions do not address all federal income tax consequences that may be relevant to a particular holder of shares of common stock or options or warrants to acquire common stock, or any foreign, state or local tax considerations.

The following disclosures are intended to comply with applicable Treasury Regulations. The discussions of certain federal income tax consequences referenced above and set forth below are not intended or written to be used, and cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer. These discussions of certain federal income tax consequences are not written to support the promotion or marketing of the transactions described herein. Accordingly, holders of common stock and warrants and options to acquire common stock are strongly urged to seek advice based on each holder’s own particular circumstances from an independent tax advisor.

Certain Federal Income Tax Consequences of a Reverse Stock Split

The following is a summary of the material U.S. federal income tax consequences of a reverse stock split. This discussion is based on the Internal Revenue Code, the Treasury Regulations promulgated thereunder, published statements by the Internal Revenue Service and other applicable authorities in effect as of the date of this Information Statement, all of which are subject to change, possibly with retroactive effect. This discussion does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. Further, it does not address any state, local or foreign income or other tax consequences. This summary also assumes that the shares of common stock held immediately prior to the effective time of the Reverse Split were, and the new shares received will be, held as a “capital asset,” as defined in the Internal Revenue Code (generally, property held for investment).

The company believes that the material U.S. federal income tax consequences of a reverse stock split would be as follows:

•	The Company will not recognize any gain or loss as a result of the Reverse Split.

•	Stockholders will not recognize any gain or loss as a result of the Reverse Split.

•
The aggregate adjusted basis of the shares of each class of the common stock held following the Reverse Split will be equal to the stockholder’s aggregate adjusted basis immediately prior to the Reverse Split.

•
A stockholder’s holding period for the common stock the stockholder continues to hold after the Reverse Split will include the holding period for the common stock held immediately prior to the Reverse Split.

          The company’s beliefs regarding the tax consequences of the Reverse Split is not binding on the Internal Revenue Service or the courts. Accordingly, the Company urges stockholders to consult with their personal tax advisors with respect to all of the potential tax consequences of the Reverse Split.

Approval of the Board of Directors and Shareholders

         The Board of Directors of the Company, after careful consideration, has approved the Reverse Split and has recommended that the Company's Shareholders vote for its adoption. Effective March 1, 2012, Shareholders holding 64.98% of the Company's shares of common stock and Series A Preferred Stock (voting on an “as converted” basis) outstanding executed a written consent in lieu of a Shareholders meeting approving the Reverse Split.

Amendment to Series A Preferred Stock

The Majority Shareholders also approved a resolution amending the Certificate of Designations covering the Series A Preferred Stock to reduce the conversion price from $0.18 per share of Common Stock to $0.09 per share of Common Stock (the “Reset Conversion Price”).  The Reset Conversion Price will only become effective if the holders of at least a majority of the outstanding shares of Series A Preferred Stock consent to the automatic conversion of all the Series A Preferred shares into Common Stock (the “Preferred Majority Vote”).  By virtue of Section 4(l) of the Certificate of Designations, upon such election all outstanding shares of Series A Preferred Stock will automatically convert into shares of Common Stock.  The conversion of all outstanding shares of Series A Preferred Stock is one of the constituent elements of the Capital Restructure.

In order to effectuate the Reset Conversion Price, the Company must adopt, execute and file with the Nevada Secretary of State an Amendment to the Certificate of Designations.  The Company will undertake such a filing upon (i) receipt of the Preferred Majority Vote and (ii) the effective date of the Shareholder Actions.

Approval of the Board of Directors and Shareholders

         The Board of Directors of the Company, after careful consideration, has approved the Reset Conversion Price and has recommended that the Company's Shareholders vote for its adoption. Effective March 1, 2012, Series A Preferred shareholders holding 90.86% of the Company's shares of Series A Preferred Stock outstanding executed a written consent in lieu of a Shareholders meeting approving the Reset Conversion Price.

Where You Can Find Additional Information

         We file annual, quarterly and current reports, proxy and information statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. You may read and copy this information at the Public Reference Section at the Securities and Exchange Commission at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-(202) 942-8088. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information about issuers that file electronically with the SEC. The address of that site is http://www.sec.gov. Our public filings are also available to the public from commercial document retrieval services.

SIGNATURES

Respectfully submitted,

AEROGROW INTERNATIONAL, INC.

Date: March , 2012	By:
Jack J. Walker
Chairman